    As filed with the Securities and Exchange Commission on February 6, 2002
                                                     Registration No. 33- ______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ADVANCED MAGNETICS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       04-2742593
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                61 Mooney Street, Cambridge, Massachusetts 02138
               (Address of Principal Executive Offices) (Zip Code)
                          -----------------------------
                    ADVANCED MAGNETICS, INC. 2000 STOCK PLAN
                            (Full title of the plan)
                          -----------------------------
                                Jerome Goldstein
                Chief Executive Officer, President and Treasurer
                            Advanced Magnetics, Inc.
                                61 Mooney Street
                         Cambridge, Massachusetts 02138
                     (Name and address of agent for service)
                                 (617) 497-2070
          (Telephone number, including area code, of agent for service)
                          -----------------------------
                                    Copy to:
                           Sharon Goddard White, Esq.
                             WHITE & MCDERMOTT, P.C.
                                65 William Street
                         Wellesley, Massachusetts 02481
                                 (781) 431-1700
                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed
                                               Proposed               maximum
 Title of securities      Amount to be      maximum offering    aggregate offering        Amount of
  to be registered        registered(1)    price per share(2)          price          registration fee
------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value          1,000,000 shares        $3.85                $3,850,000           $354.20
------------------------------------------------------------------------------------------------------

(1) The maximum number of shares which may be sold upon the exercise of options granted under the Advanced Magnetics, Inc. 2000 Stock Plan is subject to adjustment in accordance with certain structural anti-dilution and other provisions of the 2000 Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act, as amended, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such structural anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on February 5, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*






















------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     1. The registrant's Annual Report on Form 10-K, as amended, for the year ended September 30, 2001; and

     2. The section entitled "Description of Registrant's Securities to be Registered" contained in the registrant's Registration Statement No. 0-14732 on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the registrant by White & McDermott, P.C. as counsel to the registrant. Rachel Goldstein Konforty, an associate of White & McDermott, P.C., is the Assistant Secretary of the registrant and beneficially owns less than three percent of the registrant's Common Stock, a portion of which Ms. Konforty disclaims beneficial ownership and control.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

     The registrant's Certificate of Incorporation, as amended, provides that the registrant shall, to the fullest extent permitted by law, indemnify all directors, officers, employees and agents of the registrant. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the registrant to the registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The Certificate of Incorporation also permits the registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the registrant would have the power to indemnify such persons under the Delaware General Corporation Law. The Certificate of Incorporation also permits the registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the Certificate of Incorporation. The registrant has entered into indemnification agreements with certain of its directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

4.1 Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.2  By-Laws of the registrant, as amended (incorporated by reference to Exhibit
     3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.3 Specimen certificate representing the registrant's Common Stock (incorporated by reference to Exhibit 6 to the Registration Statement on Form 8-A of the registrant, Reg. No. 1-10865).

*5.1 Opinion of White & McDermott, P.C. as to the legality of the securities being registered.

10.1 2000 Stock Plan (incorporated by reference to Appendix B to the registrant's definitive proxy statement, filed December 20, 2000, File No. 000-14732).

*23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2 Consent of White & McDermott, P.C. (included in Exhibit 5.1).

24 Power of Attorney (included in the signature pages of this registration statement).

* Filed herewith.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the registrant, as amended, or the By-Laws of registrant, as amended, indemnification agreements entered into between registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, the Commonwealth of Massachusetts, on this 5th day of February, 2002.

                             ADVANCED MAGNETICS, INC.


                             By: /s/ Jerome Goldstein
                                -----------------------------------------------
                                Jerome Goldstein
                                Chairman of the Board, Chief Executive Officer, President and Treasurer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Advanced Magnetics, Inc. hereby severally constitute Jerome Goldstein and James A. Matheson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Advanced Magnetics, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                                       DATE
---------                          -----                                       ----


/S/ JEROME GOLDSTEIN               Chairman of the Board,                      February 5, 2002
---------------------------        Chief Executive Officer, President
Jerome Goldstein                   and Treasurer (principal executive
                                   and financial officer)


/S/ JAMES A. MATHESON              Vice President of Finance                   February 5, 2002
---------------------              (principal accounting officer)
James A. Matheson


/S/ SHELDON L. BLOCH               Director                                    February 5, 2002
---------------------------
Sheldon L. Bloch


/S/ MICHAEL D. LOBERG              Director                                    February 5, 2002
---------------------------
Michael D. Loberg


/S/ EDWARD B. ROBERTS              Director                                    February 5, 2002
---------------------------
Edward B. Roberts


/S/ GEORGE M. WHITESIDES           Director                                    February 5, 2002
------------------------
George M. Whitesides

                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION OF DOCUMENTS

4.1 Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.2 By-Laws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.3 Specimen certificate representing the registrant's Common Stock (incorporated by reference to Exhibit 6 to the Registration Statement on Form 8-A of the registrant, Reg. No. 1-10865).

*5.1 Opinion of White & McDermott, P.C. as to the legality of the securities being registered.

10.1 2000 Stock Plan (incorporated by reference to Appendix B to the registrant's definitive proxy statement, filed December 20, 2000, File No. 000-14732).

*23.1   Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2    Consent of White & McDermott, P.C. (included in Exhibit 5.1).

24 Power of Attorney (included in the signature pages of this registration statement).

-------------------------
* Filed herewith.